                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                                               Three Months Ended September 30,
                                                               --------------------------------
                                                                  1999                 1998
                                                                    (Thousands of Dollars)
BASIC
-----

Net income                                                     $        94          $      104
                                                               ===========          ==========
Weighted average shares outstanding                              9,954,671           9,946,992
                                                               ===========          ==========
Basic earnings per share                                       $       .01          $      .01
                                                               ===========          ==========

DILUTED
-------

Net income                                                     $        94          $      104
                                                               ===========          ==========
Weighted average number of shares used in calculating
  basic earnings per share                                       9,954,671           9,946,992

ADD:

Dilutive impact of stock options                                    64,483              23,032
                                                               -----------          ----------
Weighted average number of shares used in calculating
  diluted earnings per share                                    10,019,154           9,970,024
                                                               ===========          ==========
Diluted earnings per share                                     $       .01          $      .01
                                                               ===========          ==========


                      ROY F. WESTON, INC. AND SUBSIDIARIES

                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                                               Nine Months Ended September 30,
                                                               -------------------------------
                                                                  1999                1998
                                                                   (Thousands of Dollars)
BASIC
-----

Net income                                                     $      556          $      463
                                                               ==========          ==========
Weighted average shares outstanding                             9,949,601           9,903,457
                                                               ==========          ==========
Basic earnings per share                                       $      .06          $      .05
                                                               ==========          ==========

DILUTED
-------

Net income                                                     $      556          $      463
                                                               ==========          ==========
Weighted average number of shares used in calculating
  basic earnings per share                                      9,949,601           9,903,457

ADD:
Dilutive impact of stock options                                   25,254              28,022
                                                               ----------          ----------
Weighted average number of shares used in calculating
  diluted earnings per share                                    9,974,855           9,931,479
                                                               ==========          ==========
Diluted earnings per share                                     $      .06          $      .05
                                                               ==========          ==========



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